UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 16, 2006

Rochester Medical Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Minnesota	0-18933	41-1613227
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Rochester Medical Drive, Stewartville, Minnesota		55976
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	507-533-9600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On November 16, 2006, the Board of Directors of Rochester Medical Corporation (the "Company"), upon the recommendation of its Compensation Committee, approved a cash bonus management incentive plan for the fiscal year ending September 30, 2007 (the "Plan"). The Company’s management personnel will be entitled to earn bonus incentive compensation under the Plan based upon the Company’s financial performance in fiscal 2007, including the Company’s net sales and operating income. Such measures are deemed by the Board of Directors to be important measures of, among other things, the Company’s ability to generate value for shareholders. Minimum, target and maximum payout levels are set based upon the extent to which the specified performance measures are attained. A copy of the Plan is filed as Exhibit 10.1 to, and incorporated by reference in, this report.

On November 16, 2006, the Board of Directors of the Company, upon the recommendation of its Compensation Committee, also approved the issuance of stock options to purchase 40,000 shares of the Company’s common stock to Anthony Conway and options to purchase 20,000 shares of the Company’s common stock to each of David Jonas, Martyn Sholtis, Philip Conway and Dara Lynn Horner, to be issued on November 21, 2006 pursuant to the Company’s 2001 Stock Incentive Plan. Messrs. Jonas and Sholtis will also receive 20,000 shares of restricted stock pursuant to the Company’s 2001 Stock Incentive Plan. The stock options will vest 25% on each of the four anniversary dates of the stock option grant. The restricted stock will vest 100% on the fourth anniversary of the restricted stock grant. The form of restricted stock award is filed as Exhibit 10.2 to, and incorporated by reference in, this report.

On November 16, 2006, the Board of Directors also approved a revised director compensation policy for the Company’s non-management directors for fiscal year 2007. The revised policy replaces the existing director compensation policy for the Company’s non-management directors. Under the revised policy, non-management directors will be paid $1,000 for each Board-related meeting attended via teleconference, and $2,000 for each Board meeting attended in person. Non-management directors will also receive annual equity compensation awards in the form of non-qualified stock options to purchase 40,000 shares of the Company’s common stock, to be issued on November 21, 2006 pursuant to the Company’s 2001 Stock Incentive Plan. The stock options will vest immediately, except in the case of Mr. Peter Conway, whose stock options will vest 25% immediately and 25% on each of March 31, 2007, June 30, 2007, and September 30, 2007. Directors will also be reimbursed for travel and business expenses. Any member of the Company’s management team serving on the Board of Directors is not eligible to receive compensation under the director compensation program.

Item 8.01 Other Events.

On November 20, 2006, the Company announced that it had reached a settlement with Premier, Inc. and Premier Purchasing Partners, L.P. ("Premier"), whereby Premier will pay the Company $8,825,000 and Premier will be dismissed from the lawsuit filed by the Company on March 16, 2004 against C.R. Bard, Inc.; TYCO International (US) Inc.; TYCO Healthcare Group, L.P.; Novation, LLC; VHA Inc.; and Premier. A copy of the press release that discusses these matters is filed as Exhibit 99.1 to, and incorporated by reference in, this report.

Item 9.01 Financial Statements and Exhibits.

10.1 Fiscal 2007 Executive Compensation Plan
10.2 Form of Restricted Stock Award
99.1 Press release of Rochester Medical Corporation, dated November 20, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rochester Medical Corporation

November 21, 2006	By:	/s/ David A. Jonas

Name: David A. Jonas
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Fiscal 2007 Executive Compensation Plan
10.2	Form of Restricted Stock Award
99.1	Press release of Rochester Medical Corporation, dated November 20, 2006